EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 2, 2007, relating to the financial statements and financial statement schedule of Spirit AeroSystems Holdings, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Saint Louis, Missouri
May 11, 2007